BNY FINANCIAL CORPORATION
                           1290 Avenue of the Americas
                               New York, NY 10104

November 16, 1998

SIGNAL APPAREL COMPANY, INC.
THE SHIRT SHED, INC.
P.O. Box 4296
200-A Manufacturers Road
Chattanooga, TN  37405

BIG BALL SPORTS, INC.
5708 North Shepherd, #B6
Houston, TX  77091

                  Re:      Waiver
Gentlemen:

     Reference is made to the (i) Amended and Restated Factoring Agreement dated as of October 31, 1997 (the "Signal Factoring Agreement") by and between Signal Apparel Company, Inc. ("Signal") and BNY Financial Corporation ("BNYFC"), Amended and Restated Factoring Agreement dated as of October 31, 1997 (the "Shirt Factoring Agreement") by and between The Shirt Shed, Inc. ("Shirt") and BNYFC, and the Factoring Agreement dated January 30, 1998 by and between Big Ball Sports, Inc. ("Big Ball") and BNYFC (the "Big Ball Factoring Agreement"; and together with the Signal Factoring Agreement and the Shirt Factoring Agreement, as heretofore amended and as amended from time to time hereafter, the "Factoring Agreements") and ("Big Ball"; together with Signal and Shirt, shall hereinafter be collectively referred to as the "Clients"); and (ii) the Guaranty dated February 27, 1996 (as heretofore amended and as amended from time to time hereafter, the "Guaranty") by an affiliate of the Client's in favor of BNYFC. All initially capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Factoring Agreements.

     1. The Clients have advised BNYFC that, for the fiscal period commencing January 1, 1998 and ending October 3, 1998 that: (a) their Cumulative Pre-Tax Operating Earnings is less than ($7,000,000), the minimum Cumulative Pre-Tax Operating Earnings permitted for the fiscal period commencing January 1, 1998 and ending on October 3, 1998 under Paragraph 11(a)(iv) of the Factoring Agreements, (b) their Tangible Net Worth on a combined basis is less than (i) ($58,600,000) plus (ii) 65% of additional equity as required by Paragraph 11(a)(ii) of the Factoring Agreement, and (c) the Working Capital is less than
(i) ($45,000,000) plus (ii) 80% of the aggregate of any capital contributions as required by Paragraph 11(a)(iii) of the Factoring Agreement (collectively, the foregoing Events of Termination shall be referred to as the "Subject Termination Event"). As a result of such Subject Termination Event, BNYFC is entitled, as of the date hereof, to terminate the Factoring Agreements and to exercise its rights and remedies under the Factoring Agreements, applicable law or otherwise to realize upon its collateral and to collect the Obligations. The Clients have


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requested BNYFC to waive the Subject Termination Event only for the specific periods stated above, and BNYFC hereby agrees to do so.

     2. The Clients hereby acknowledges, confirm and agree that the waiver by BNYFC of the Subject Termination Event is solely for the benefit of the Clients under the Factoring Agreements, that for the purposes of the Guaranty, BNYFC shall be deemed not to have waived the Subject Event of Termination, and that conditions precedent to the "First Reduction Date" and/or the "Second Reduction Date", under and as said quoted terms are defined in the Guaranty, have not been satisfied and such First Reduction Date and/or Second Reduction Date have not occurred.

     3. Except as specifically set forth herein, no other changes, modifications or waivers to the Factoring Agreements are intended or implied, and, in all other respects, the Factoring Agreements shall continue to remain in full force and effect in accordance with its terms as of the date hereof. Except as specifically set forth herein, nothing contained herein shall evidence a waiver or amendment by BNYFC of any other provision of the Factoring Agreements nor shall anything contained herein be construed as a consent by BNYFC to any transaction other than those specifically consented to herein. The waivers made hereinabove are only made for the specific periods stated in paragraph 1 hereof and for no other period.

     4. The terms and provisions of this agreement shall be for the benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right, benefit or interest under this agreement.

     5. The waivers provided above shall be effective retroactively as of October 3, 1998.

     6. This agreement may be signed in counterparts, each of which shall be an original and all of which taken together constitute one amendment. In making proof of this agreement, it shall not be necessary to produce or account for more than one counterpart signed by the party to be charged.

     7. This agreement sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein. This agreement cannot be changed, modified, amended or terminated except in writing executed by the party to be charged.

                                                     Very truly yours,

                                                     BNY FINANCIAL CORPORATION


                                                     By:  /s/ Wayne Miller
                                                          ----------------------
                                                          Vice President

ACKNOWLEDGED AND AGREED:

SIGNAL APPAREL COMPANY, INC.

  /s/ Howard Weinberg
-------------------------------
By:  Howard Weinberg
Title:  Chief Financial Officer


THE SHIRT SHED, INC.

   /s/ Howard Weinberg
-------------------------------
By: Howard Weinberg
Title:  Chief Financial Officer